As filed with the United States Securities and Exchange Commission on December 13, 2017.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARGENX SE

(Exact name of registrant as specified in its charter)

The Netherlands (State or other jurisdiction of incorporation or organization)	2836 (Primary Standard Industrial Classification Code Number)	Not applicable (I.R.S. Employer Identification Number)

Willemstraat 5

4811 AH, Breda, the Netherlands

+31 763 030 488

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

C T Corporation System

111 8th Avenue

New York, New York 10011

(212) 894-8940

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Tim Van Hauwermeiren
argenx BVBA
Industriepark Zwijnaarde 7,
Building C
9052 Zwijnaarde (Ghent)
Belgium
+32 9 310 34 00

Michael H. Bison Edwin M. O’Connor Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 (617) 570-1000	Geert Verhoeven Freshfields Bruckhaus Deringer LLP Bastion Tower Place du Champ de Mars/ Marsveldplein 5 B-1050 Brussels, Belgium +32 2 504 7000	Petra Zijp NautaDutilh N.V. Beethovenstraat 400 1082 PR Amsterdam The Netherlands +31 20 717 1000	Divakar Gupta Brent B. Siler Richard C. Segal Cooley LLP 1114 Avenue of the Americas New York, NY 10036 (212) 479-6000

Approximate date of commencement of proposed sale to public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ File No. 333-221984

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company.  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee
Ordinary Shares, nominal value of €0.10 per share	$44,275,000	$5,512.24

(1)               American Depositary Shares, or ADSs, issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-217747).  Each ADS represents one ordinary share.

(2)               In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form F-1, as amended (File No. 333-221984), is hereby registered.

(3)               Includes additional ordinary shares to be delivered in the form of ADSs that the underwriters have the option to purchase.

This registration statement shall become effective upon filing in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

Explanatory Note

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”).  The contents of the Registration Statement on Form F-1 (File No. 333-221984) filed by argenx SE with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on December 13, 2017, including the exhibits thereto, are incorporated by reference into this Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
5.1	Opinion of Freshfields Bruckhaus Deringer LLP
23.1	Consent of Deloitte Accountants B.V.
23.2	Consent of Freshfields Bruckhaus Deringer LLP (included in Exhibit 5.1)
24.1*	Power of Attorney

*                 Previously filed on the signature page to the Registrant’s Registration Statement on Form F-1, as amended (File No. 333-221984), originally filed with the U.S. Securities and Exchange Commission on December 11, 2017 and incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Breda, the Netherlands, on December 13, 2017.

ARGENX SE

By:	/s/ Tim Van Hauwermeiren
	Name:	Tim Van Hauwermeiren
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/s/ Tim Van Hauwermeiren	Chief Executive Officer and Director (Principal Executive Officer)	December 13, 2017
Tim Van Hauwermeiren

/s/ Eric Castaldi	Chief Financial Officer (Principal Financial and Accounting Officer)	December 13, 2017
Eric Castaldi

*	Chairperson of the Board	December 13, 2017
Peter K.M. Verhaeghe, Ph.D.

*	Director	December 13, 2017
David L. Lacey, M.D.

*	Director (and Vice Chairperson)	December 13, 2017
Werner Lanthaler, Ph.D.

*	Director	December 13, 2017
J. Donald deBethizy, Ph.D.

*	Director	December 13, 2017
Pamela Klein, M.D.

*	Director	December 13, 2017
A.A. Rosenberg

Puglisi & Associates

By:	*	Authorized Representative in the United States	December 13, 2017
Name: Donald J. Puglisi
Title: Managing Director

*By:	/s/ Tim Van Hauwermeiren	Attorney-in-fact	December 13, 2017
Name: Tim Van Hauwermeiren

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